                                                                    Exhibit 10.5

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             CO-PROMOTION AGREEMENT

         This CO-PROMOTION AGREEMENT (this "Agreement") is entered into and effective as of this 4th day of October, 2004 (the "Effective Date"), by and between SANTARUS, INC., a Delaware corporation ("Santarus"), and OTSUKA AMERICA PHARMACEUTICAL, INC., a Delaware corporation ("Co-Promotion Partner").

         WHEREAS, Santarus has exclusive rights to market and distribute the Products in the United States;

         WHEREAS, Co-Promotion Partner is engaged in the business of and has expertise in, among other things, the promotion of pharmaceutical products; and

         WHEREAS, Santarus and Co-Promotion Partner desire to work together to promote the Products in the United States upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings specified in this Section 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references in this Agreement to "Sections" are to Sections of this Agreement.

         "Act" shall mean the United States Federal Food, Drug, and Cosmetic Act, as it may be amended from time to time.

         "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. A Person shall be regarded as in control of another Person if such Person owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if such Person directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.

         "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time hereafter pursuant to the provisions hereof.

         "Commercially Reasonable Efforts" shall mean efforts and resources commonly used in the pharmaceutical industry by similarly situated companies for a product, which is of similar market potential at a similar stage in its product life, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the applicable product, and other relevant commercial factors.

         "Contract Year" shall mean a 12-month period commencing as of a date certain and ending 12-months later.

         "Co-Promotion Partner Trademarks" shall mean the trademark "Otsuka America Pharmaceutical, Inc.," "OAPI" and any other related trademark or service mark (whether registered or unregistered) containing the word "Otsuka.

         "Co-Promotion Partner Target Healthcare Professionals" shall mean those primary care physicians (i.e., general practitioners, family practitioners and internal medicine physicians), gastroenterologists and other prescribers (i.e., nurse practitioners and physician assistants) identified in the Marketing Plans, in each case who are authorized by applicable law to prescribe the Products.

         "Detailing Costs" shall mean all costs which are directly related to the establishment, maintenance, training and functioning of either party's sales force, including, without limitation, [***].

         "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

         "First Position Details" shall mean Product Calls in which the promotional message involving a Product is presented in the first position and is the principal topic of discussion during the contact.

          "GAAP" shall mean United States generally accepted accounting principles, as may be amended from time to time.

         "Good Manufacturing Practices" shall mean the current standards for manufacture, as set forth in the Act and applicable regulations and guidelines promulgated thereunder or successors thereto, as shall be in effect from time to time during the Term.

         "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any government or of any federal, state, county, city or other political subdivision thereof.

         "Marketing Materials" shall have the meaning set forth in Section
5.2(a).

         "Marketing Plan(s)" shall mean (a) the initial plan as of the Effective Date for the promotion, marketing and sale of the Products as developed by Santarus and (b) additional plans for such promotion, marketing and sale of the Products as developed by Santarus from time to time thereafter throughout the Term, following reasonable consideration of input from Co-Promotion Partner through the Planning Committee, in each case including without limitation the number, frequency and reach of Product Calls (subject to the minimum First Position Details set forth in Sections 3.1(a) and 4.1(a)), profiles for Target Healthcare Professionals, plans related to Product positioning, strategy and tactics including supporting advertising and promotional activity and level of sampling activity, alignment of the Santarus and Co-Promotion Partner sales representatives, training programs to be conducted, medical and education programs, professional and trade relations activities, Marketing Materials and such other information relating to the marketing of the Products as is deemed advisable by Santarus, following reasonable consideration of input from Co-Promotion Partner through the Planning Committee.

          "NDA" shall mean the new drug application related to each Product, submitted to the FDA pursuant to provisions of the Act and applicable regulations related thereto.

         "Net Sales" shall mean in the case of Products sold by Santarus in the Territory [***]

         "New Products" shall mean [***].

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         "Non-Serious Adverse Event" shall mean any adverse drug experience associated with the use of a Product in humans, whether or not considered drug-related, which is not a Serious Adverse Event.

         "Non-Detailing Costs" shall mean amounts spent in promoting and marketing the Product(s), other than Detailing Costs. Non-Detailing Costs include, but are not limited to, [***]

         "Other Product" shall mean [***].

         "PDMA" shall mean the Prescription Drug Marketing Act, as amended, and the implementing rules and regulations thereunder.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

         "Planning Committee" shall have the meaning set forth in Section 7.

         "Product(s)" shall mean the following pharmaceutical prescription products as currently being developed, each having omeprazole as its primary active ingredient, and including all current and future dosage strengths and indications: (a) Zegerid(TM) Powder for Oral Suspension, (b) following payment of the milestone set forth in Section 8.2(a), Zegerid(TM) Capsules, or (c) following payment of the milestone set forth in Section 8.2(b), Zegerid(TM) Chewable Tablets.

         "Product Calls" shall mean face-to-face contacts by a sales representative with the applicable Target Healthcare Professionals during which time the use, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of a Product are presented in the first, second or third position for the purpose of promoting the sale of a Product.

         "Product Technical Complaint" shall mean: (a) any complaint that questions the purity, identity, potency or quality of a Product, its packaging or labeling or the compliance of any batch of a Product with applicable laws, rules and regulations, including the Act and current Good Manufacturing Practices; (b) any complaint that concerns any incident that causes a Product or its labeling to be mistaken for, or applied to, another article; (c) any bacteriological contamination or significant chemical, physical or other change or deterioration in a Product; (d) any failure of one or more batches of a Product to meet the specifications therefor in the NDA; or (e) any complaint or evidence of tampering with a Product.

         "Product Trademarks" shall mean the trademark Zegerid(TM) associated with the Products, any other related trademark or service mark containing the word "Zegerid" and any other trademark or service mark (whether registered or unregistered) used on or with the Products or in any Marketing Material (other than Santarus Trademarks and Co-Promotion Partner Trademarks, as applicable) in the Territory during the Term.

         "Reminder Details" or "Third Position Details" shall mean Product Calls in which the promotional message involving a Product is presented in the third position and is emphasized the least of any other product in the Product Call.

         "Royalty" shall have the meaning set forth in Section 8.3

         "Santarus Target Healthcare Professionals" shall mean those primary care physicians (i.e., general practitioners, family practitioners and internal medicine physicians), gastroenterologists and other

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

prescribers (i.e., nurse practitioners and physician assistants) identified in the Marketing Plans, in each case who are authorized by applicable law to prescribe the Products.

         "Santarus Trademarks" shall mean the trademark Santarus(R) and any other related trademark or service mark (whether registered or unregistered) containing the word "Santarus."

         "Second Position Details" shall mean Product Calls in which the promotional message involving a Product is presented in the second position and is emphasized more than any other product in the Product Call except for the product in the First Position Detail.

          "Serious Adverse Event" shall mean any serious and unexpected adverse drug experience, as defined by FDA in 21 C.F.R. Section 314.80 or Section 312.32, associated with the use of a Product in humans, whether or not considered drug-related.

         "Target Healthcare Professionals" shall mean Co-Promotion Partner Target Healthcare Professionals or Santarus Target Healthcare Professionals, as the case may be.

         "Term" shall have the meaning set forth in Section 10.1.

         "Territory" shall mean the United States of America, its territories and possessions.

2.       Grants of Rights.

         2.1 Co-Promotion Rights. Santarus hereby grants to Co-Promotion Partner, on a non-exclusive basis, the right to promote the Products in the Territory during the Term, upon and subject to the terms and conditions set forth in this Agreement.

         2.2      Rights to Trademarks.

                  a.       Licenses.

                           (i)      Santarus hereby grants to Co-Promotion
Partner a non-exclusive, royalty-free license to use the Product Trademarks solely to market and promote the Products in the Territory during the Term.

                           (ii)     Santarus hereby grants to Co-Promotion
Partner a non-exclusive, royalty-free license to use the Santarus Trademarks solely in connection with performing Co-Promotion Partner's obligations hereunder. Co-Promotion Partner hereby grants to Santarus a non-exclusive, royalty-free license to use the Co-Promotion Partner Trademarks solely in connection with performing Santarus' obligations hereunder.

                  b.       Required Use and Compliance.

                           (i)      Except for the use of the Santarus
Trademarks in labeling, package inserts and packaging for Products, and the use of the Santarus Trademarks and the Co-Promotion Partner Trademarks in Marketing Materials, each party shall promote the Products only under the Product Trademarks. Each party shall ensure that each use by it of the Product Trademarks is accompanied by an acknowledgement that the Product Trademarks are owned by Santarus. Neither party shall (A) use the Product Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Santarus therein, or (B) use any trademarks or tradenames so resembling any of the Product Trademarks as to be likely to cause confusion or deception.

                           (ii)     Santarus shall ensure that each use of the
Co-Promotion Partner Trademarks by it is accompanied by an acknowledgement that the Co-Promotion Partner Trademarks are owned by Co-Promotion Partner. Santarus shall not (A) use the Co-Promotion Partner Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Co-Promotion Partner therein, or (B) use any trademarks or tradenames so resembling any of the Co-Promotion Partner Trademarks as to be likely to cause confusion or deception.

                           (iii)    Co-Promotion Partner shall ensure that each
use of the Santarus Trademarks by it is accompanied by an acknowledgement that the Santarus Trademarks are owned by Santarus. Co-Promotion Partner shall not
(A) use the Santarus Trademarks in a way that might materially prejudice their distinctiveness or validity or the goodwill of Santarus therein, or (B) use any trademarks or tradenames so resembling any of the Santarus Trademarks as to be likely to cause confusion or deception.

                  c. Validity of Trademarks. Each party acknowledges the validity of Co-Promotion Partner's right, title and interest in and to the Co-Promotion Partner Trademarks and the validity of Santarus' right, title and interest in and to the Santarus Trademarks and the Product Trademarks. The parties shall not have, assert or acquire any right, title or interest in or to any of Santarus Trademarks or the Product Trademarks or the goodwill pertaining thereto (in the case of Co-Promotion Partner), or the Co-Promotion Partner Trademarks or the goodwill pertaining thereto (in the case of Santarus), except as otherwise explicitly provided in this Agreement.

                  d.       Notice of Infringement.

                           (i)      Co-Promotion Partner shall give Santarus
prompt notice of any infringement or threatened infringement of any of the Product Trademarks or the Santarus Trademarks used in connection with the Products, and Santarus shall give Co-Promotion Partner prompt notice of any infringement or threatened infringement of any of the Co-Promotion Partner Trademarks used in connection with the Products.

                           (ii)     Santarus shall determine in its sole
discretion what action, if any, to take in response to the infringement or threatened infringement of any Product Trademark or Santarus Trademark. Co-Promotion Partner shall determine in its sole discretion what action, if any, to take in response to the infringement or threatened infringement of any Co-Promotion Partner Trademark.

         2.3 New Products. Santarus shall notify Co-Promotion Partner in writing promptly following the filing of a new drug application or supplemental new drug application for a New Product (each a "New Product Notice"). Co-Promotion Partner shall have [***] calendar days following receipt of a New Product Notice to notify Santarus in writing of its desire to negotiate in good faith the terms and conditions on which Co-Promotion Partner would acquire non-exclusive rights to promote such New Product in the Territory (the "New Product Exercise Notice"). During the period (which period shall not

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

exceed [***] days or such longer period of time as the parties mutually agree in writing) after Santarus' receipt of the New Product Exercise Notice, the parties will negotiate in good faith towards a definitive agreement, after which period the rights under this Section shall no longer be effective with respect to such New Product.

3.       Responsibilities of Co-Promotion Partner.

         3.1      Promotion by Co-Promotion Partner.

                  a. Commencing as of November [***], 2004 (the "Co-Promotion Launch Date") and continuing throughout the Term, Co-Promotion Partner shall use its Commercially Reasonable Efforts to market and promote the Products to Co-Promotion Target Healthcare Professionals in the Territory in accordance with the then-current Marketing Plans; provided, however, commencing on January 1, 2005 and during each calendar year thereafter throughout the Term, Co-Promotion Partner shall complete, subject to pro rata adjustment for the final partial year, and adjustment as set forth in the last sentence of this
Section 3.1(a) below, a minimum of [***] First Position Details per calendar year (based on a minimum number of First Position Details per calendar quarter to be established annually by the Planning Committee for the coming calendar year based on a minimum of [***] selling days in each calendar year and further based on anticipated Co-Promotion Partner selling days in each calendar quarter) (it being understood that such minimums are based on an assumption of One Hundred Seventy-Two (172) full-time sales representatives being utilized by Co-Promotion Partner and [***] First Position Details per representative per year) (the "Annual Minimum First Position Details"); and provided, further that for the purposes of the initial partial year from the Co-Promotion Launch Date through December 31, 2004, the prorated Annual Minimum First Position Details shall be [***]. The Co-Promotion Partner will have [***] months from receipt of the Sales Force Expansion Notice to add the additional sales representatives as set forth in Section 3.2. The Annual Minimum First Position Details shall be adjusted following the election by Co-Promotion Partner pursuant to Section 3.2 based on the number of full-time sales representatives set forth in such election thereunder.

                           (i)      If, at the conclusion of any calendar
quarter, (A) the number of First Position Details performed by Co-Promotion Partner is less than [***] percent [***] of the Annual Minimum First Position Details for such calendar quarter and (B) the number of First Position Details performed by Santarus is at or greater than [***] percent [***] of the Annual Minimum First Position Details required for Co-Promotion Partner for such calendar quarter, then the Royalty payable pursuant to Section 8.3 hereunder to Co-Promotion Partner shall be adjusted downward (for this period only) such that the Royalty payable for such calendar quarter shall be [***]. By way of example, [***].

                           (ii)     If, at the conclusion of any [***]
consecutive calendar quarters (excluding the calendar quarter ending December 31, 2004), (A) the number of First Position Details performed by Co-Promotion Partner is less than [***] percent [***] of the Annual Minimum First Position Details for such [***] consecutive calendar quarters and (B) the number of First Position Details performed by Santarus is at or greater than [***] percent [***] of the Annual Minimum First Position Details required for Co-Promotion Partner for such period, Santarus shall be entitled to, in its sole discretion, either
(A) terminate this Agreement pursuant to Section 10.2(b), or (B) request that the parties negotiate in good faith a permanent reduction in the Royalty payable hereunder to reflect Co-Promotion Partner's reduced commitment. If the parties are unable to reach agreement on such permanent reduction in the Royalty within [***] days following the initiation of such discussions by Santarus, Santarus shall thereafter be entitled to terminate this Agreement with an additional [***] days prior written notice. Notwithstanding the foregoing, in the case where the circumstances described above occur during the period consisting of [***], Santarus shall not have the rights set forth in clauses (A) and (B) above with

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

respect to such [***] quarter period if Co-Promotion Partner has met its aggregate annual obligations for [***].

                  b. In performing its duties hereunder, Co-Promotion Partner shall, and shall cause its employees and agents to, comply with all regulatory, professional and legal requirements, including without limitation the FDA's regulations and guidelines concerning the advertising, promoting and marketing of prescription drug products, the American Medical Association's Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the activities of Co-Promotion Partner hereunder (including without limitation the warehousing, handling and distribution of Product samples). No employee or agent of Co-Promotion Partner shall make any representation, statement, warranty or guaranty with respect to the Products that is deceptive or misleading or that disparages the Products or the good name, goodwill and reputation of Santarus. Co-Promotion Partner represents and warrants that its activities hereunder will be conducted by and on its behalf in a professional, ethical and competent manner. Notwithstanding Section 10.2 hereof, Santarus, acting in its sole discretion, may immediately, upon written notice to Co-Promotion Partner, terminate this Agreement for any material breach of this Section 3.1(b).

                  c. Co-Promotion Partner shall be responsible for conducting speakers' programs and other similar activities in the Territory, as set forth in the Marketing Plans and utilizing content developed by Santarus. Any costs attributable to such programs shall be borne by the parties in accordance with Section 4.1(d).

                  d. Co-Promotion Partner agrees, subject to Santarus providing Co-Promotion Partner with a sufficient quantity of samples of the Product, to use its Commercially Reasonable Efforts to provide samples of the Product to Co-Promotion Partner Target Healthcare Professionals and other prescribers in accordance with the then-current Marketing Plan.

         3.2 Expansion of Sales Force. At any time during the Term of this Agreement from and after [***], Santarus may provide written notice to Co-Promotion Partner of its desire to have Co-Promotion Partner expand its sales force to match a Santarus sales force expansion (the "Sales Force Expansion Notice"). The Sales Force Expansion Notice shall include Santarus' good faith projection of Net Sales developed using the methodology set forth in Schedule
3.2 [***] (the "Sales Projection") for either (1) the [***], if the Sales Force Expansion Notice is provided prior to [***] or (2) the [***], if the Sales Force Expansion Notice is provided on [***] or thereafter. In the Sales Force Expansion Notice, Santarus may (A) expand the number of its full-time sales representatives to at least four hundred (400), or (B) expand the number of its full-time sales representatives to a number between four hundred (400) and two hundred thirty (230). Santarus may give a Sales Force Expansion Notice one or more times in its sole discretion pursuant to Section 3.2(B) to the extent Santarus chooses to expand in an incremental manner; provided such multiple Sales Force Expansion Notices shall be delivered no more frequently than once every [***] months and shall require incremental adjustments of at least [***] sales representatives at a time. In the event the Sales Projection does not meet the Sales Target (as defined in Section 3.2(a) below), but Santarus believes in good faith that the Sales Target will be met, or if Santarus desires to use a methodology which differs from the methodology set forth in Schedule 3.2, or if the Co-Promotion Partner disputes Santarus' Sales Projection, the parties shall utilize [***] to calculate the Sales Projection for the applicable period as promptly as reasonably practicable, which calculation shall be binding on the parties. The costs of such independent calculation shall be borne equally between Santarus and Co-Promotion Partner. Notwithstanding the foregoing, the parties acknowledge they have agreed to [***] in connection with Santarus' Sales Projection, if any, for the period ending [***], and Co-Promotion Partner will not dispute the use of that methodology.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  a. If Santarus provides the Sales Force Expansion Notice described in 3.2(A) and the accompanying Sales Projection states that projected Net Sales for the coming Contract Year will meet or exceed [***] US Dollars (US$[***]) (the "Sales Target"), Co-Promotion Partner, within [***] months following receipt of the Sales Force Expansion Notice, shall (and shall provide written notice to Santarus of its election to) either:

                           (i)      expand the number of its full-time sales
representatives performing Product Calls to four hundred (400). Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(a), with a cap on Net Sales as set forth in such section; or

                           (ii)     not expand the number of its full-time sales
representatives performing Product Calls to four hundred (400). Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(b), with a cap on Net Sales as set forth in such section. In addition, Santarus shall have a right to terminate the Agreement pursuant to Section 10.2(c), contingent upon Santarus providing the Sales Force Expansion Notice to Co-Promotion Partner on or prior to [***] and Santarus' completion of its own expansion to [***] percent [***] of the number of full-time sales representatives to which it has committed under the Sales Force Expansion Notice [***] months of receipt of the Sales Force Expansion Notice by Co-Promotion Partner.

                  b. If Santarus provides the Sales Force Expansion Notice described in 3.2(B) and the accompanying Sales Projection states that projected Net Sales for the coming Contract Year will meet or exceed the Sales Target, Co-Promotion Partner, within [***] months following receipt of the Sales Force Expansion Notice, shall (and shall provide written notice to Santarus of its election to) either:

                           (i)      expand the number of its full-time sales
representatives performing Product Calls to match that number set forth in the Santarus Sales Force Expansion Notice. Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(c), with a cap on Net Sales as set forth in such section; or

                           (ii)     not expand the number of its full-time sales
representatives performing Product Calls to that number set forth in the Sales Force Expansion Notice. Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(d), with a cap on Net Sales as set forth in such section. In addition, Santarus shall have a right to terminate the Agreement pursuant to Section 10.2(c), contingent upon Santarus providing the Sales Force Expansion Notice to Co-Promotion Partner on or prior to [***] and Santarus' completion of its own expansion to [***] percent [***] of the number of full-time sales representatives to which it has committed under the Sales Force Expansion Notice within [***] months of receipt of the Sales Force Expansion Notice by Co-Promotion Partner; provided that such termination right shall apply only with respect to the first Sales Force Expansion Notice provided by Santarus.

                           (iii)    In the event the Co-Promotion Partner
expands the number of its full-time sales representatives performing Product Calls to match the number set forth in the Sales Force Expansion Notice, and thereafter Santarus gives an additional Sales Force Expansion Notice pursuant to Sections 3.2(A) or 3.2.(B), the Co-Promotion Partner may choose not to expand the number of its full-time representatives performing Product Calls to match the number set forth in the additional Sales Force Expansion Notice, and shall remain eligible to receive royalties on Net Sales pursuant to Section 8.3(c); provided however that the cap on Net Sales shall be adjusted downward to [***] US Dollars (US$[***]) from [***] US Dollars (US$[***]).

                  c. If Santarus provides the Sales Force Expansion Notice described in 3.2(A) and the accompanying Sales Projection states that projected Net Sales for the coming Contract Year will be

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

less than the Sales Target, Co-Promotion Partner, within [***] months following receipt of the Santarus Sales Force Election, shall (and shall provide written notice to Santarus of its election to) either:

                           (i)      expand the number of its full-time sales
representatives performing Product Calls to four hundred (400). Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(e), with a cap on Net Sales as set forth in such section; or

                           (ii)     not expand the number of its full-time sales
representatives performing Product Calls to four hundred (400). Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(f), with a cap on Net Sales as set forth in such section.

                  d. If Santarus provides the Sales Force Expansion Notice described in 3.2(B) and the accompanying Sales Projection states that projected Net Sales for the coming Contract Year will be less than the Sales Target, Co-Promotion Partner, within [***] months following receipt of the Santarus Sales Force Election, shall (and shall provide written notice to Santarus of its election to) either:

                           (i)      expand the number of its full-time sales
representatives performing Product Calls to match a number set forth in the Sales Force Expansion Notice of between two hundred thirty (230) and [***] full-time sales representatives. Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(g), with a cap on Net Sales as set forth in such section; or

                           (ii)     expand the number of its full-time sales
representatives performing Product Calls to match a number set forth in the Sales Force Expansion Notice of greater than [***] full-time sales representatives. Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(h), with a cap on Net Sales as set forth in such section; or

                           (iii)    not expand the number of its full-time sales
representatives performing Product Calls to that number set forth in the Sales Force Expansion Notice. Thereafter, Co-Promotion Partner shall be eligible to receive royalties on Net Sales pursuant to Section 8.3(i), with a cap on Net Sales as set forth in such section.

                           (iv)     In the event the Co-Promotion Partner
expands the number of its full-time sales representatives performing Product Calls to match the number set forth in the Sales Force Expansion Notice, and thereafter Santarus gives an additional Sales Force Expansion Notice pursuant to Sections 3.2(A) or 3.2(B), the Co-Promotion Partner may choose not to expand the number of its full-time representatives performing Product Calls to match the number set forth in the additional Sales Force Expansion Notice, and shall remain eligible to receive royalties on Net Sales pursuant to Section 8.3(g); provided however that the cap on Net Sales shall be adjusted downward to [***] US Dollars (US$[***]) from [***] US Dollars (US$[***]).

                           (v)      In the event the Co-Promotion Partner
expands the number of its full-time sales representatives performing Product Calls to match the number set forth in the Sales Force Expansion Notice, and thereafter Santarus gives an additional Sales Force Expansion Notice pursuant to Sections 3.2(A) or 3.2(B), the Co-Promotion Partner may choose not to expand the number of its full-time representatives performing Product Calls to match the number set forth in the additional Sales Force Expansion Notice, and shall remain eligible to receive royalties on Net Sales pursuant to Section 8.3(h); provided however that the cap on Net Sales shall be adjusted downward to [***] US Dollars (US$[***]) from [***]US Dollars (US$[***]).

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         3.3 Co-Promotion Partner Detail Reports. Co-Promotion Partner shall provide Santarus with a report (each a "Co-Promotion Partner Detail Report"), within [***] calendar days after the end of each calendar month included in the Term (and within such period after the end of the Term), setting forth the following information regarding the efforts of Co-Promotion Partner's sales force in promoting and marketing the Products during the preceding month (or part thereof): (i) the total number of Product Calls made by Co-Promotion Partner's sales force, including a breakdown of First Position Details, Second Position Details and Reminder Details by target and frequency of Product Calls by decile; (ii) the names and addresses of the Co-Promotion Partner Target Healthcare Professionals called upon and whether they received First Position Details, Second Position Details or Reminder Details; (iii) the percentage of Co-Promotion Partner Target Healthcare Professionals and any other prescribers who were provided with samples of the Product; (iv) the actual number of such samples delivered on each Product Call; and (v) such other information as may be agreed to in writing by the parties. In addition to the Co-Promotion Partner Detail Report, Co-Promotion Partner shall provide, concurrently with such report, a report setting forth the number of CSO Reps (as defined in Section 3.5 below) utilized by Co-Promotion Partner in Products Calls in the prior calendar month. Each such Co-Promotion Partner Detail Report and supplemental CSO Reps report shall be in an electronic format and, upon request, in hard copy form.

         3.4 Co-Promotion Partner Sales Force. Co-Promotion Partner shall be solely responsible for the Detailing Costs related to establishing, maintaining and training Co-Promotion Partner's sales force, and conducting Co-Promotion Partner's other activities under this Agreement; provided, however, that (i) such Product training shall be conducted in accordance with Section 5.1 and (ii) the content and strategic direction of any Product training provided by Co-Promotion Partner shall be as directed by Santarus. All written, electronic and visual communications provided to any of Co-Promotion Partner's sales representatives regarding strategy, positioning or selling messages for the Products will be subject to prior review and approval by Santarus.

         3.5 Subcontractors. Co-Promotion Partner may not use third-party subcontractors in the performance of its obligations under this Agreement without the prior written consent of Santarus. Notwithstanding the foregoing, Co-Promotion Partner may contract with third-party contract sales organizations to provide sales representatives to make Product Calls on Co-Promotion Partner Target Healthcare Professionals (collectively, "CSO Reps") so long as: (i) no more than [***] percent [***] of the total number of sales representatives utilized by Co-Promotion Partner in performing its obligations hereunder at any time are CSO Reps; (ii) such CSO Reps shall have a substantially similar profile, level of experience, training and compensation as Co-Promotion Partner's employee sales representatives; and (iii) such CSO Reps shall be recruited, trained and managed directly by Co-Promotion Partner's employee managers. In any event, Co-Promotion Partner shall remain responsible for the performance of or failure to perform Co-Promotion Partner's obligations under this Agreement, including without limitation, indemnification obligations to Santarus as set forth in Section 12.1.

         3.6 Sales Force Incentive Compensation. Co-Promotion Partner shall pay incentive compensation to its sales representatives having primary responsibility for making Products Calls in the Territory in an appropriate manner to reflect individual sales representative's efforts in promoting the Product(s) consistent with Co-Promotion Partner's policies and practices and generally consistent with the metrics utilized in the Santarus incentive compensation plan for the Products, including without limitation sales of Products and/or prescriptions for Products.

         3.7 Other Products. From the Effective Date and for [***] after end of the Term, Co-Promotion Partner shall not without the prior written consent of Santarus market or sell any Other Product in the Territory. This
Section 3.7 shall not survive termination of the Agreement if such termination is pursuant to Section 10.3.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.       Responsibilities of Santarus.

         4.1      Promotion by Santarus.

                  a. Commencing as of the Effective Date and continuing throughout the Term, Santarus shall use its Commercially Reasonable Efforts to market and promote the Products to Santarus Target Healthcare Professionals in the Territory in accordance with the then-current Marketing Plans; provided, however, commencing on January 1, 2005 and during each calendar year thereafter throughout the Term, Santarus shall complete, subject to pro rata adjustment for the final partial year, and adjustment as set forth in the last sentence of this
Section 4.1(a) below, a minimum ([***] percent [***]) of the Annual Minimum First Position Details then required for Co-Promotion Partner; and provided further, that for the purposes of the initial partial year from the Co-Promotion Launch Date through December 31, 2004, the prorated Annual Minimum First Position Details shall be [***]. The Annual Minimum First Position Details shall be adjusted following the election by Co-Promotion Partner pursuant to Section
3.2 based on the number of full-time sales representatives set forth in such election thereunder.

                  b. Santarus shall provide Co-Promotion Partner with a report (each a "Santarus Detail Report"), within [***] calendar days after the end of each calendar month included in the Term (and within such period after the end of the Term), setting forth the following information regarding the efforts of Santarus' sales force in promoting and marketing the Products during the preceding month (or part thereof): (i) the total number of Product Calls made by Santarus' sales force, including a breakdown of First Position Details, Second Position Details and Reminder Details by target and frequency of Product Calls by decile; (ii) the names and addresses of the Santarus Target Healthcare Professionals called upon and whether they received First Position Details, Second Position Details or Reminder Details; (iii) the percentage of Santarus Target Healthcare Professionals and any other prescribers who were provided with samples of the Product; (iv) the actual number of such samples delivered on each Product Call; and (v) such other information as may be agreed to in writing by the parties. Each such Santarus Detail Report shall be in an electronic format and, upon request, in hard copy form.

                  c. In performing its duties hereunder, Santarus shall, and shall cause its employees and agents to, comply with all regulatory, professional and legal requirements, including without limitation the FDA's regulations and guidelines concerning the advertising, promoting and marketing of prescription drug products, the American Medical Association's Guidelines on Gifts to Physicians, the PhRMA Guidelines for Marketing Practices, and the ACCME Standards for Commercial Support of Continuing Medical Education, which may be applicable to the activities of Santarus hereunder (including without limitation the warehousing, handling and distribution of Product samples). No employee or agent of Santarus shall make any representation, statement, warranty or guaranty with respect to the Products that is deceptive or misleading or that disparages the Products or the good name, goodwill and reputation of Co-Promotion Partner. Santarus represents and warrants that its activities hereunder will be conducted in a professional, ethical and competent manner. Notwithstanding Section 10.3 hereof, Co-Promotion Partner, acting in its sole discretion, may immediately, upon written notice to Santarus, terminate this Agreement for any material breach of this Section 4.1(c).

                  d. Santarus agrees to pay all Non-Detailing Costs and shall be responsible for contracting with any third-party providers associated with such Non-Detailing Costs. Co-Promotion Partner shall not incur any Non-Detailing Costs for which it will seek re-imbursement from Santarus unless such Non-Detailing Costs are specifically designated as costs to be directly incurred by Co-Promotion Partner in the Marketing Plan or it has obtained Santarus' prior written approval. Co-Promotion Partner shall submit invoices (including reasonable supporting documentation) for such Non-Detailing Costs on a monthly basis. To the extent that Co-Promotion Partner incurs permitted Non-Detailing Costs that are within the amounts specified in the Marketing Plan as being incurred directly by

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Co-Promotion Partner or upon Santarus' prior written approval, Santarus shall reimburse Co-Promotion Partner for such Non-Detailing Costs within [***] days after receipt of Co-Promotion Partner's invoice.

         4.2      Manufacture, Shipment, etc. of the Product.

                  a. As between Santarus and Co-Promotion Partner, Santarus (and/or its Affiliates or designees) shall have the sole responsibility for the sale, manufacture, shipment, distribution, warehousing, billing and order confirmation of the Products and for the collection of receivables resulting from sales of the Products in the Territory, and for recording of Product sales in its books of account. If for any reason Co-Promotion Partner receives orders for Products, Co-Promotion Partner shall forward such orders to Santarus (or to a third party designated by Santarus) as soon as practicable.

                  b. Santarus shall manufacture or cause to be manufactured the Products and Product samples in accordance with all applicable laws including without limitation the Act and all applicable rules and regulations thereunder, the NDA and Good Manufacturing Practices. Santarus shall use its Commercially Reasonable Efforts to ensure that adequate quantities of the Products and Product samples are available to meet the anticipated demand during the Term.

                  c. Notwithstanding anything to the contrary contained herein, Santarus shall have the sole authority to determine the price of the Products during the Term, including price increases and decreases and the timing thereof.

         4.3 Santarus Sales Force. Santarus shall be solely responsible for the Detailing Costs related to establishing, maintaining and training Santarus' sales force, and conducting Santarus' other activities under this Agreement.

         4.4 Santarus Sales Reports. Santarus shall provide Co-Promotion Partner with a report (each a "Santarus Quarterly Sales Report") within [***] calendar days after each March 31, June 30 and September 30 and within [***] calendar days after each December 31 in the Term (and within such period immediately after the end of the Term), setting forth the gross sales and Net Sales in the Territory for such calendar quarter (or part thereof). In addition, Santarus shall provide Co-Promotion Partner with a report (each a "Santarus Monthly Sales Report," and together with the Santarus Quarterly Sales Reports, a "Santarus Sales Report") within [***] calendar days after each month-end in the Term (and within such period immediately after the end of the Term) setting forth the gross sales in the Territory for such calendar month (or part thereof). Each such Santarus Sales Report shall be provided to Co-Promotion Partner either by facsimile or transmitted electronically, with a confirmation copy sent upon request by mail. Each Santarus Sales Report shall be treated as Confidential Information of Santarus pursuant to Section 11 of this Agreement and shall not be disclosed to third parties without Santarus' prior written approval or direction. Notwithstanding the generality of the foregoing, Co-Promotion Partner shall share the information included within any Santarus Monthly Sales Report only with the following individuals: [***].

5.       Training; Marketing Materials; Non-Solicitation; Product Samples.

         5.1      Training.

                  a. Each of the parties agrees to make its sales representatives available for Product training with respect to the marketing and sale of the Products. Santarus shall be responsible for developing Product training programs for each of Co-Promotion Partner's and Santarus' sales forces. As between the parties hereto and except as expressly provided otherwise elsewhere in this Agreement, Santarus shall own all right, title and interest in Product training materials developed hereunder.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  b. Each party shall be responsible for conducting training programs for its sales force; provided Co-Promotion Partner shall participate in conducting Product training jointly with the Santarus sales force to the extent requested by Santarus. Subject to the foregoing, each party shall decide where the Product training of its sales representatives will occur and will bear the costs of transporting, housing and maintaining their respective personnel for such training, even if a training meeting is conducted jointly. Santarus will be responsible for the costs of the training materials, with the exception of costs of printing and distributing the training materials for the Co-Promotion Partner.

         5.2      Marketing Materials.

                  a. All written sales, promotion and advertising materials ("Marketing Materials") relating to the Products shall be developed and provided by Santarus, following reasonable consideration of input from Co-Promotion Partner through the Planning Committee, and Santarus shall be responsible for compliance in all material respects with applicable laws, rules and regulations related thereto. Santarus shall deliver and shall bear the cost of printing and delivering such Marketing Materials to a distribution facility of Co-Promotion Partner in sufficient quantities to allow Co-Promotion Partner to meet its obligations hereunder. As between the parties hereto and except as expressly provided otherwise elsewhere in this Agreement, Santarus shall own all right, title and interest in all Marketing Materials.

                  b. Initially, the Marketing Materials may only present and describe Santarus as promoting the Products in the Territory. Thereafter, Marketing Materials may present and describe only Santarus or Santarus jointly with Co-Promotion Partner as joining in the promotion of the Product in the Territory, in a manner determined by Santarus and in compliance with applicable laws, rules and regulations. Any Marketing Materials including the name or logo of the Co-Promotion Partner shall require approval by the Co-Promotion Partner. In addition, Marketing Materials other than those described in the immediately preceding sentence shall be presented to the Planning Committee so as to allow reasonable consideration of input from Co-Promotion Partner.

         5.3 Non-Solicitation of Employees. The parties hereby agree that, throughout the Term and for a period of [***] immediately thereafter, neither will, directly or indirectly, solicit for employment any employee of the other party (or of the other party's designee); provided, however, that the hiring of employees who respond to general advertisements for employment (not targeted to employees of the other party or their designee) shall not be deemed to violate the foregoing provision.

         5.4      Product Samples.

                  a. Supply, Storage and Distribution of Samples. Santarus shall provide Co-Promotion Partner, from time to time on a schedule and in such quantities to be reasonably determined by the Planning Committee consistent with the Marketing Plan, access to a substantially similar aggregate amount of quantities of samples as that supplied to Santarus' sales representatives (taking into account the potential differences in sales force numbers), to be used by Co-Promotion Partner solely in marketing and promoting the Product in the Territory. Santarus shall ship the samples to one central warehouse of Co-Promotion Partner, as designated by Co-Promotion Partner, and the risk of loss and responsibility for handling and warehousing of the Product samples shall pass to Co-Promotion Partner upon delivery to a carrier designated by Co-Promotion Partner. Co-Promotion Partner shall be responsible for distributing the samples to its sales representatives in a timely manner. Co-Promotion Partner shall also be responsible for securing the return of and reconciling existing sample inventories from discontinued field sales representatives. All Product samples provided to Co-Promotion Partner hereunder shall be accompanied by an appropriate Certificate of Analysis of the Product specifications and an indication of expiration dating.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  b. Use of Samples. Product samples supplied by Santarus to Co-Promotion Partner shall be used by Co-Promotion Partner solely in making Product Calls in the Territory pursuant to this Agreement. Upon its receipt of Product samples, Co-Promotion Partner shall be responsible for accountability and compliance with the PDMA, and other applicable federal, state and local laws, rules and regulations relating to such samples or the distribution of same and shall be responsible for adherence by its sales representatives to such laws, rules and regulations. Santarus or its appointed agents shall have the right to audit the records and/or reports for the Product samples, as required to be kept by Co-Promotion Partner under the PDMA, during normal business hours, at convenient times and upon no less than five (5) calendar days' prior written notice.

                  c. Cost of Samples. All costs and expenses associated with the manufacture and initial shipment to a central warehouse of Co-Promotion Partner of the Product samples shall be borne by Santarus. All costs associated with warehousing, storage and distribution of Product samples for use by Co-Promotion Partner shall be borne by Co-Promotion Partner.

6.       Certain Regulatory Matters.

         6.1 Licenses. Each party hereto shall, at its sole cost and expense, maintain in full force and effect all necessary licenses, permits and other authorizations required by law, regulation, ordinance or statute to carry out its duties and obligations under this Agreement.

         6.2      Regulatory Responsibility.

                  a. Communication and Filings with Governmental or Regulatory Authorities. As between the parties, all regulatory matters regarding the Products, including without limitation all filings in connection therewith, shall remain under the control of Santarus. Co-Promotion Partner shall not without the consent of Santarus or unless so required by applicable law (and then only pursuant to the terms of this Section 6.2), correspond or communicate with any Governmental or Regulatory Authority, whether within the Territory or otherwise, concerning the Products or otherwise take any action concerning any authorization or permission under which the Products are sold or any application for the same. Furthermore, Co-Promotion Partner shall, immediately upon receipt of any communication from any Governmental or Regulatory Authority relating to the Products, forward a copy or description of the same to Santarus and respond to all inquiries by Santarus relating thereto. If Co-Promotion Partner is advised by its counsel that it must communicate with any Governmental or Regulatory Authority, then Co-Promotion Partner shall so advise Santarus immediately and, unless prohibited by applicable law, provide Santarus in advance with a copy of any proposed written communication with any Governmental or Regulatory Authority and comply with any and all reasonable direction of Santarus concerning any meeting or written or oral communication with any Governmental or Regulatory Authority.

                  b. Labeling and Marketing Materials. Santarus shall have sole authority and responsibility to seek and/or obtain any necessary Governmental or Regulatory Authority approvals of any labeling, package inserts, packaging for the Products and Marketing Materials, and for determining whether the same requires Governmental or Regulatory Authority approval. As between the parties, all filings and communications with Governmental or Regulatory Authorities in connection therewith shall remain under the control of Santarus. No Product labeling, package inserts, packaging for the Products or Marketing Materials may be used or distributed by Co-Promotion Partner unless such labeling, package inserts, packaging for the Products or Marketing Materials have been approved in advance by Santarus. Santarus shall provide Co-Promotion Partner with (i) prompt notice of, and copies of, any changes in the Product(s) label or labeling; and (ii) upon written request by Co-Promotion Partner, periodic updates on the progress of regulatory review by FDA for all Product(s) not yet approved for marketing by FDA.

                  c. Product Development and Clinical Programs. Santarus shall have sole authority to pursue Product development and clinical research programs for any or all of the Products and to seek and/or obtain such Governmental or Regulatory Authority marketing approvals for any or all of the Products, as it determines in its sole discretion. As between the parties, all filings and communications with Governmental or Regulatory Authorities in connection therewith shall remain under the control of Santarus. Santarus shall keep Co-Promotion Partner reasonably informed of these clinical research programs and regulatory status through periodic updates at Planning Committee meetings.

         6.3 Efficacy and Safety Information. Santarus shall furnish Co-Promotion Partner with efficacy and safety information reasonably requested by Co-Promotion Partner to assist Co-Promotion Partner in promoting the Products to Co-Promotion Partner Target Healthcare Professionals in the Territory, including without limitation relevant clinical and safety data included in the NDA for each Product and additional information, if any, related to the efficacy and safety profile of the Products since each Product's respective approval by the FDA. Except for that information that is to be disclosed to Co-Promotion Partner Target Healthcare Professionals in connection with providing Product Calls, such information shall be treated as Confidential Information of Santarus pursuant to Section 11 of this Agreement and shall not be disclosed to third parties without Santarus' prior written approval or direction.

         6.4 Notice of Adverse Events. Each party shall promptly notify the other party of any event(s) that materially affect(s) or could materially affect the marketing of a Product, including without limitation adverse drug reactions and governmental inquiries. Serious Adverse Events for a Product learned of by Co-Promotion Partner shall be submitted in writing to Santarus within two (2) business days from the date of learning thereof by Co-Promotion Partner. Non-Serious Adverse Events for the Product learned of by Co-Promotion Partner shall be submitted in writing to Santarus no more than five (5) business days from the date of learning thereof by Co-Promotion Partner. As between the parties, Santarus shall have the sole responsibility for reporting and responding to such events to applicable Governmental or Regulatory Authorities; provided that Co-Promotion Partner may take such actions (including issuing such reports) as it determines are required by applicable law. For all Serious Adverse Events and Non-Serious Adverse Events, Co-Promotion Partner and its professional sales representatives shall not make any statement or give any opinion (written or verbal) to anyone that could be reasonably construed as an admission of fault on Santarus' part or a promise that Santarus will compensate anyone.

         6.5      Product Technical Complaints and Recalls.

                  a. If Co-Promotion Partner becomes aware of any Product Technical Complaint, Co-Promotion Partner shall submit a written report of such complaint, along with a sample of the Product involved in the complaint, if available, to Santarus within two (2) business days of receipt of such notice by Co-Promotion Partner; provided, however, that such time period relating to any such complaint involving tampering with the Product shall be one (1) business day.

                  b. As between the parties, Santarus shall have the sole authority and responsibility to respond to any Governmental or Regulatory Authorities, including without limitation the FDA, in connection with Product Technical Complaints and medical complaints, and to handle all returns, recalls or market withdrawals of a Product in accordance with applicable law, at Santarus' cost and expense; provided, however, that to the extent any such returns or recalls of Product or Product samples are caused by actions or inactions by Co-Promotion Partner constituting a breach of the provisions of this Agreement or a violation of applicable law, rules or regulations, Co-Promotion Partner shall bear all reasonable costs associated with such actions or inactions in connection therewith. Santarus shall be under no liability whatsoever to compensate Co-Promotion Partner or make any other payment to Co-Promotion Partner for any decision to recall, initiate a market withdrawal or take any other corrective action with respect to the

Products contemplated in this Section 6.5(b), unless such action results from a breach of the provisions of this Agreement or a violation of applicable laws, rules or regulations by Santarus.

                  c. Each party shall promptly (but in any case, not later than forty-eight (48) hours) notify the other party in writing of any order, request or directive of a court or other Governmental or Regulatory Authority to recall or withdraw the Products.

         6.6 Returns. If any quantities of the Product are returned to Co-Promotion Partner, Co-Promotion Partner shall promptly notify Santarus and ship them to the facility designated by Santarus, with any reasonable or authorized shipping or other documented direct cost to be paid by Santarus. Co-Promotion Partner, at its option, may advise the customer who made the return that the Products have been returned to Santarus, but shall take no other steps in respect of any return without the consent of Santarus.

         6.7 Government Inspections and Inquiries. Upon being contacted by the FDA or any other Governmental or Regulatory Authority for any regulatory purpose pertaining specifically to this Agreement or to the Product, Co-Promotion Partner shall promptly, but in no event in more than one (1) business day, notify Santarus. Co-Promotion Partner agrees that it shall not respond to any such agency making an inquiry of it until and only as directed by Santarus; provided, however, that the foregoing shall not be construed to prevent Co-Promotion Partner in any way from complying with any Governmental or Regulatory Authority or applicable laws, rules or regulations. Co-Promotion Partner may permit unannounced regulatory inspections and respond to the extent necessary to comply with its obligations under applicable laws, rules or regulations. Co-Promotion Partner shall allow Santarus to participate in inspections to the extent necessary, in the reasonable opinion of Santarus, as such inspections and responses pertain to the Product, at Santarus' cost and expense.

         6.8      Product Inquiries.

                  a. For questions which Co-Promotion Partner and its professional sales representatives are unable to answer concerning Product identification, Product ingredients or stability/storage information, Co-Promotion Partner shall refer such questions to Santarus' Medical Information Department.

                  b. For medical inquiries, including those related to information outside of labeling or which Co-Promotion Partner and its professional sales representatives are unable or not authorized under acceptable promotional guidelines to answer, Co-Promotion Partner shall refer such inquiries to Santarus' Medical Information DEPARTMENT. As between the parties, all responses to such inquiries from patients, medical professionals, or other third parties shall be provided solely by Santarus. Co-Promotion Partner shall provide reasonable assistance to Santarus, at Santarus' request and expense, in an effort to fully respond to such communications.

7. Planning Committee. Promptly after the Effective Date, the parties shall form a Planning Committee (the "Planning Committee"), comprised of five
(5) individuals, three (3) of whom shall be appointed by Santarus and two (2) of whom shall be appointed by Co-Promotion Partner and all of whom shall be qualified to appropriately represent such party at the Planning Committee level. Additional representatives from either party may attend the Planning Committee meeting as non-voting members on an ad hoc basis as deemed necessary or appropriate by such party, with advance notice to the other party. The Planning Committee shall be chaired by one of the three (3) Santarus representatives. The Planning Committee will be used as the forum for each party to coordinate, provide strategic, operational and performance input and work with the other party on the marketing and promotion strategy for Products in the Territory. The Planning Committee also will review the list of Target Healthcare Professionals developed by Santarus and will determine the optimal deployment of sales representatives against such list of Target Healthcare Professionals, without requiring relocation of Co-Promotion Partner's sales representatives (unless otherwise mutually agreed). Santarus will take into reasonable consideration any input by the Co-Promotion Partner related to marketing and promotion of the Products in the Territory with Santarus retaining the deciding vote on all decisions related to the Products. The Planning Committee will meet periodically but at least four (4) times per year, to review the Marketing Plan, to discuss the actual results of the promotion of the Products by the parties as compared to the Marketing Plan, to address plans to increase sales forces as soon as reasonably anticipated and to discuss any other matters pertaining to a party's performance of its duties and obligations under this Agreement. The first meeting of the Planning Committee shall be held as soon as practicable after the Effective Date. Meetings of the Planning Committee need not take place face-to-face, but upon the agreement of both parties, can be via other methods of communication, such as teleconferences or videoconferences.

8.       Payments.

         8.1 Upfront Payment by Co-Promotion Partner. In partial consideration of the rights granted under Section 2.1, upon execution of this Agreement, Co-Promotion Partner shall pay to Santarus a non-refundable amount in cash (by wire transfer of immediately available funds to an account designated by Santarus in writing) equal to [***] U.S. Dollars (US$[***]).

         8.2 Milestone Payments by Co-Promotion Partner. In partial consideration of the rights granted under Section 2.1, as set forth herein, contingent upon delivery of the applicable Milestone Payment Confirmation (as defined below), Co-Promotion Partner shall pay to Santarus a non-refundable amount in cash (by wire transfer of immediately available funds to an account designated by Santarus in writing) equal to [***] U.S. Dollars (US$[***]), within [***] calendar days following first commercial sale of the applicable
Product:

                  a. upon the first commercial sale of Zegerid(TM) Capsules, [***] and

                  b. upon the first commercial sale of Zegerid(TM) Chewable Tablets, [***].

         Santarus shall notify Co-Promotion Partner in writing promptly following the [***] (each a "Milestone Notice"). Co-Promotion Partner shall have [***] days following receipt of a Milestone Notice to notify Santarus in writing of its desire to include such formulation in the definition of Product by making the payment set forth immediately above (the "Milestone Payment Confirmation"). For the avoidance of doubt, if the first commercial sale does not occur within [***], no payment shall be due hereunder and such formulation shall not be included in the definition of Product, unless the parties otherwise mutually agree in writing.

         8.3 Co-Promotion Payments. Within [***] days after the end of each calendar quarter during the Term, Santarus shall pay to Co-Promotion Partner (by wire transfer of immediately available funds to an account designated by Co-Promotion Partner to Santarus in writing) an amount equal to [***] percent [***] (the "Royalty") multiplied by Net Sales in such quarter; provided, however, that the Royalty shall be adjusted as to the Net Sales in the month following the meeting of the triggers described below and paid at such adjusted Royalty thereafter during the Term, subject to a cap on Net Sales, as follows or as set forth in Section 3.1(a) or 3.2 hereunder.

                  a. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(a)(i), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]);

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  b. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(a)(ii), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***]US Dollars (US$[***]), and Santarus shall have the right to terminate this Agreement pursuant to Section 10.2(c) contingent upon Santarus having provided the Sales Force Expansion Notice to Co-Promotion Partner on or prior to [***] and Santarus' completion of its own expansion to [***] percent [***] of the number of full-time representatives to which it has committed under the Sales Force Expansion Notice within [***] months of receipt of the Sales Force Expansion Notice by Co-Promotion Partner;

                  c. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(b)(i), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]);

                  d. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(b)(ii), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]), and Santarus shall have the right to terminate this Agreement pursuant to Section 10.2(c) contingent upon Santarus having provided the Sales Force Expansion Notice to Co-Promotion Partner on or prior to [***] and Santarus' completion of its own expansion to [***] percent [***] of the number set forth in the Sales Force Expansion Notice within [***] months of receipt of the Sales Force Expansion Notice by Co-Promotion Partner, provided that such termination right shall apply only with respect to the first Sales Force Expansion Notice provided by Santarus;

                  e. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(c)(i), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]);

                  f. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(c)(ii), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]);

                  g. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(d)(i), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]);

                  h. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives set forth in Section 3.2(d)(ii), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]); and

                  i. if Co-Promotion Partner has at least [***] percent [***] of the number of full-time sales representatives pursuant to Section 3.2(d)(iii), the Royalty shall be [***] percent [***], payable on Net Sales for each Contract Year ending December 31 up to [***] US Dollars (US$[***]).

         At the end of the Term, Santarus shall make payments to Co-Promotion Partner pursuant this Section 8.3 with respect to the last portion of a calendar quarter as if the last day of the Term was the last day of a calendar quarter.

9.       Recordkeeping and Audits.

         9.1 Maintenance of Books and Records. Each party shall maintain complete and accurate books and records in sufficient detail, in accordance with GAAP and all applicable laws, rules, ordinances

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and regulations, to enable verification of the performance of such party's obligations under this Agreement. Such records shall be maintained for a period of [***] months after the end of the Term or longer if required by applicable law.

         9.2      Payment Audits.

                  a. Either party (herein, the "Auditing Party") may demand, no more than [***] during any calendar year from the Effective Date until [***] following the end of such calendar year, an audit of the relevant books and records of the other party (herein, the "Audited Party") in order to verify the Audited Party's reports on the matters addressed in this Agreement. Upon no less than [***] days' prior written notice to the Audited Party, the Audited Party shall grant reasonable access to the relevant books and records of the Audited Party in order to conduct a review or audit thereof by members of a nationally recognized independent public accounting firm selected by the Auditing Party and reasonably acceptable to the Audited Party. Such access shall be permitted during normal business hours. The accounting firm shall report its conclusions and calculations to the Auditing Party and the Audited Party; provided, that in no event shall the accounting firm disclose any information of the Audited Party except to the extent necessary to verify the Audited Party's reporting and other compliance with the terms of this Agreement and, at the request of the Audited Party, such accounting firm will execute appropriate non-disclosure agreements. Except as hereinafter set forth, the Auditing Party shall bear the full cost of the performance of any such audit.

                  b. If as a result of any audit of the books and records of Audited Party it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were less than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Audited Party shall pay to the Auditing Party the amount of such shortfall within [***] days after the Auditing Party's demand therefor. If as a result of any audit of the books and records of Audited Party it is shown that the Audited Party's payments to the Auditing Party under this Agreement with respect to the period of time audited were more than the amount which should have been paid to the Auditing Party pursuant to this Agreement, then the Auditing Party shall pay to the Audited Party the amount of such overpayment within [***] days after the Audited Party's demand therefor. In addition, if any amount of underpayment by the Audited Party is more than [***] percent [***] of the amount which should have been paid to the Auditing Party pursuant to this Agreement with respect to the period in question, then the Audited Party shall also reimburse the Auditing Party for its documented reasonable out-of-pocket costs and expenses incurred in connection with the audit.

         9.3 Other Audits. In addition to the access and audit rights of the parties set forth in Section 9.2, upon reasonable prior written notice from the other party and from time to time during the Term, each party shall afford to the other party reasonable access during normal business hours (and at such other times as the parties may mutually agree) to inspect and audit the relevant books, records and other information of such party in order to monitor such party's compliance with such party's promotion and detailing obligations under the applicable Marketing Plan and the terms of this Agreement, to the extent such party is responsible for the relevant function pursuant to the terms of this Agreement, and for the purposes of determining compliance with the applicable rules and regulations of Governmental or Regulatory Authorities and the terms of this Agreement. Such access shall be available during normal business hours. Notwithstanding the foregoing, Santarus shall have the right, upon reasonable prior written notice, to reasonable access during normal business hours (and at such other times as the parties may mutually agree) to inspect and audit books, records and other information of Co-Promotion Partner in connection with any regulatory action or other governmental inquiries by Governmental or Regulatory Authorities, adverse drug reactions, Product Technical Complaints, recalls or withdrawals of a Product or upon other reasonable basis to believe there is an issue with a Product or its marketing and promotion.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Any inspection conducted by either party pursuant to this Section 9.3 shall be at the sole cost and expense of such party.

10.      Term and Termination.

         10.1 Term of Agreement. The term of this Agreement (the "Term") shall commence as of the Effective Date hereof and shall continue until December 31, 2009, unless terminated sooner.

         10.2     Termination by Santarus.

                  a. Santarus shall have the right to terminate this Agreement at any time upon written notice to Co-Promotion Partner if Co-Promotion Partner materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, other than those duties or obligations which are set forth in Sections 3.1(a), 3.2(a)(ii) or 3.2(b)(ii), which breach or default shall not be cured within sixty (60) days after written notice is given to Co-Promotion Partner specifying the breach or default.

                  b. Santarus shall have the right to terminate this Agreement on one hundred (180) days prior written notice to Co-Promotion Partner at any time as set forth in Section 3.1(a) (ii) of this Agreement.

                  c. Santarus shall have the right to terminate this Agreement on at least one hundred eighty (180) days prior written notice to Co-Promotion Partner in the event of a determination by Co-Promotion Partner pursuant to Sections 3.2(a)(ii) or 3.2(b)(ii) not to expand the number of its full-time sales representatives. Notwithstanding the foregoing, any such termination pursuant to this Section 10.2(c) shall not have an effective termination date prior to December 31, 2007.

                  d. To the extent permitted by law, Santarus shall have the right to terminate this Agreement immediately upon notice to Co-Promotion Partner if Co-Promotion Partner shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing or have a receiver appointed over any of Co-Promotion Partner's property or assets.

         10.3     Termination by Co-Promotion Partner.

                  a. Co-Promotion Partner shall have the right to terminate this Agreement at any time upon written notice to Santarus if Santarus materially breaches any of its representations, warranties, covenants or agreements set forth in this Agreement or otherwise materially defaults in the performance of any of its duties or obligations under this Agreement, which breach or default shall not be cured within sixty (60) days after written notice is given to Santarus specifying the breach or default; provided, however, Santarus shall not have materially breached the covenant set forth in Section 4.1(a) unless Santarus shall have failed to meet the minimum obligations set forth in such Section for [***] consecutive calendar quarters. [***].

                  b. To the extent permitted by law, Co-Promotion Partner shall have the right to terminate this Agreement immediately upon notice to Santarus if Santarus shall become insolvent, file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing or have a receiver appointed over any of Santarus' property or assets.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  c. In the event the Agreement is terminated pursuant to this Section 10.3 prior to the occurrence of the event triggering payment of the Milestone Payments described in Section 8.2(a) or 8.2(b), the Co-Promotion Partner shall have no obligation to make the applicable Milestone Payment.

         10.4 Effects of Termination. Neither the termination nor expiration of this Agreement shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies whatsoever that may be available to the terminating party. Notwithstanding the giving of any notice of termination pursuant to this Section 10, each party shall continue to fulfill its obligations under this Agreement at all times until the effective date of any such termination.

         10.5 Actions Upon Termination. Upon the termination or expiration of this Agreement for any reason, Co-Promotion Partner shall immediately cease all of its promotional and marketing activities for the Product, discontinue any use of Santarus Trademarks and Product Trademarks and, at Santarus' option and discretion, return to Santarus or destroy all Product samples, sales materials, training materials and Marketing Materials for the Product. Except in the event of termination by Santarus pursuant to Sections 10.2(a) or 10.2(d), all costs and expenses for such destruction or return shall be paid by Santarus. After any termination Santarus shall retain the right to use any sales training and Marketing Materials developed during the term of this Agreement, provided, however, that Santarus shall have no further right to use Co-Promotion Partner's name or any Co-Promotion Partner Trademarks or logos in connection therewith.

         10.6 Survival. The representations, warranties, covenants and agreements of the parties in Sections 1, 3.3, 3.7 (except as set forth therein), 4.1(b), 4.4, 5.3, 9.1, 9.2, 10.4-10.6 and 11-15 hereof, and all provisions relating to the ownership of intellectual property rights, shall survive any expiration or termination of this Agreement. In addition, any provision of this Agreement that, either from the express language or the context thereof, is intended to survive any termination or expiration of this Agreement shall survive any such expiration or termination.

11.      Confidentiality.

         11.1 Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information (whether written or oral or otherwise in tangible or intangible form) that is transmitted or otherwise provided by or on behalf of a party either before, on or after the date hereof and that may be reasonably understood from notices or legends, the nature of such information itself or the circumstances of such information's disclosure to be confidential or proprietary to such party. "Confidential Information" may include, but is not limited to, patents, copyrights, trade secrets, information related to or underlying such intellectual property rights and other proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, formulae, research plans and results, clinical data, experimental work, development, design details and specifications and other technical information relating to current, future and proposed products and services, engineering data, financial information, procurement requirements, purchasing and manufacturing information, customer lists, business forecasts and sales, marketing and merchandising plans and information. "Confidential Information" also includes proprietary or confidential information of any third party that may disclose such information to either party in the course of the other party's business.

         11.2 Nondisclosure and Non-Use Obligations. Each party hereto (the "Recipient") understands that the other party (the "Disclosing Party") and/or its respective shareholders, directors, officers, employees, Affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Representatives") have disclosed or may disclose Confidential Information to the Recipient and its respective Representatives. Each of the parties, as Recipient, agrees that such Recipient and its Representatives will not use, disseminate, or in any way disclose any Confidential Information of the other party, as Disclosing Party, to any Person, except to the extent necessary for performance of the Recipient's obligations hereunder, and under no circumstances will such Recipient or its Representatives disassemble, reverse engineer, or copy without the express written consent of the Disclosing Party, any such Confidential Information. Each of the parties, as Recipient, agrees that such Recipient shall disclose or cause to be disclosed Confidential Information of the other party, as Disclosing Party, only to those of such Recipient's Representatives that need to know such information, and such Recipient certifies that such Recipient's Representatives have previously agreed, either as a condition to employment or in order to obtain the Confidential Information of the Disclosing Party, to be bound by terms and conditions substantially similar to those terms and conditions applicable to such Recipient under this Agreement. Each of the parties, as the Recipient, shall cause its Representatives to observe the terms of this Agreement, and such Recipient shall be responsible for any breach of this Agreement by any of its Representatives. Each of the parties, as Recipient, shall and shall cause its Representatives to ensure that all copies, extracts, summaries or other embodiments of the Confidential Information of the other party, as Disclosing Party, carry a confidentiality notice similar to that, if any, with which it was submitted to the Recipient or its Representatives. Each of the parties, as Recipient, agrees that such Recipient and its Representatives shall treat all Confidential Information of the other party, as Disclosing Party, with the same degree of care as such Recipient accords to such Recipient's own similar Confidential Information, but under no circumstances less than reasonable care. Each of the parties, as Recipient, shall immediately give, or shall cause its Representatives to give, notice to the other party, as Disclosing Party, of any unauthorized use or disclosure of Disclosing Party's Confidential Information. Each of the parties, as Recipient, agrees to assist and cause its Representatives to assist the other party, as Disclosing Party, in remedying any such unauthorized use or disclosure of Disclosing Party's Confidential Information.

         11.3 Exclusions from Nondisclosure and Nonuse Obligations. The obligations under Section 11.2 of each of the parties, as Recipient (together with its Representatives), with respect to any portion of the Confidential Information of the other party, as Disclosing Party, shall not apply to such Confidential Information or portion thereof that such Recipient can document:
(a) was in or becomes a part of the public domain at or subsequent to the time such Confidential Information or portion thereof was communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives through no improper action or inaction of such Recipient or such Recipient's Representatives, (b) was in such Recipient's or its Representatives' possession free of any obligation of confidence at or subsequent to the time such Confidential Information or portion thereof was communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives, or (c) was developed by such Recipient or its Representatives independently of and without reference to any information communicated to such Recipient or its Representatives by such Disclosing Party or its Representatives. A disclosure by either of the parties, as Recipient (together with its Representatives), of Confidential Information of the other party, as Disclosing Party, either (a) in response to a valid subpoena or order by a court or other governmental body, (b) as otherwise required by law, or (c) as necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement by such Recipient or a waiver of confidentiality for other purposes; provided, however, that such Recipient or its Representatives shall provide sufficient prior written notice thereof to such Disclosing Party to enable such Disclosing Party to seek a protective order or otherwise prevent or limit the extent of such disclosure, and that such Recipient and its Representatives shall thereafter disclose only such Confidential Information as is reasonably necessary under the circumstances. Each of the parties, as Recipient, agrees that the foregoing exceptions are to be narrowly construed and that its obligations (and those of its Representatives) under this Agreement are released solely with respect to those specific portions of the Confidential Information of the other party, as Disclosing Party, that fall within the foregoing exceptions and not with respect to related portions, or other combinations or characteristics of, the Confidential Information of such Disclosing Party.

         11.4 Ownership and Return of Confidential Information and Other Materials. All Confidential Information of each of the parties, as Disclosing Party, whether created by such Disclosing Party or its Representatives or the other party, as Recipient (or its Representatives), shall, as between the parties, remain the sole and exclusive property of such Disclosing Party, and no license or other rights to such Disclosing Party's Confidential Information is granted or implied hereby.

         11.5 Survival. The obligations set forth in this Section 11 shall survive the termination or expiration of this Agreement for a period of [***] years.

12.      Indemnification and Insurance; Limitation of Liability.

         12.1 Indemnification by Co-Promotion Partner. Co-Promotion Partner shall defend, indemnify and hold Santarus and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all third-party claims, liabilities, losses, costs, actions, suits, damages and expenses, including reasonable attorney's fees (collectively, "Damages"), to the extent that they arise out of: (a) any breach by Co-Promotion Partner, its Affiliates or their respective officers, directors, employees, subcontractors, agents, successors and assigns of any representation, warranty or covenant of Co-Promotion Partner contained in this Agreement; (b) any negligent or wrongful act or omission of Co-Promotion Partner, its Affiliates or their respective officers, directors, employees, subcontractors, agents, successors and assigns; and (c) the infringement or other violation of any third party trademarks with respect to the use by the parties of the Co-Promotion Partner Trademarks in connection with the Products under this Agreement; provided, however, that Co-Promotion Partner shall not be required to indemnify Santarus, its Affiliates, or their respective officers, directors, employees, successors and assigns with respect to any Damages hereunder to the extent the same is (i) caused by any negligent or wrongful act or omission by Santarus or any of its Affiliates or their respective officers, directors, employees, successors and assigns or (ii) otherwise covered by Santarus' indemnification obligation in Section 12.2. For purposes of this Section, Co-Promotion Partner shall not be considered negligent to the extent a claim is based on the content of Santarus' written advertising and promotional materials, Marketing Materials (other than a claim related to Co-Promotion Partner's name or logo) or Product labeling provided to Co-Promotion Partner by Santarus.

         12.2 Indemnification by Santarus. Santarus shall defend, indemnify and hold Co-Promotion Partner and its Affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all Damages to the extent they arise out of: (a) any breach by Santarus, its Affiliates or their respective officers, directors, employees, successors and assigns of any representation, warranty or covenant of Santarus contained in this Agreement; (b) any personal injury (including death) and/or property damage resulting from the handling, possession, sale or use of the Product; and (c) any other liability arising out of the manufacture, marketing, labeling, distribution, sale or use of the Product; provided, however, that Santarus shall not be required to indemnify Co-Promotion Partner, its Affiliates, or their respective officers, directors, employees, successors and assigns with respect to any Damages hereunder to the extent the same is (i) caused by any negligent or wrongful act or omission by Co-Promotion Partner or any of its Affiliates or their respective officers, directors, employees, subcontractors, agents, successors and assigns or (ii) otherwise covered by Co-Promotion Partner's indemnification obligation in Section 12.1.

         12.3 Claims Procedures. A party (the "Indemnitee") which intends to claim indemnification under this Section 12 shall notify the other party (the "Indemnitor") within a reasonable time in writing of any action, claim or liability in respect of which the Indemnitee believes it is entitled to claim

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

indemnification, provided that the failure to give timely notice to the Indemnitor shall not release the Indemnitor from any liability to the Indemnitee to the extent the Indemnitor is not prejudiced thereby. The Indemnitor shall have the right, by notice to the Indemnitee, to assume the defense of any such action or claim within the fifteen (15) day period after the Indemnitor's receipt of notice of any action or claim with counsel of the Indemnitor's choice and at the sole cost of the Indemnitor. If the Indemnitor does not so assume the defense of such claim, the Indemnitee may assume such defense with counsel of its choice and at the sole cost of the Indemnitor. If the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all reasonable out-of-pocket costs of such assistance shall paid be for by the party determined ultimately liable. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party which shall not be unreasonably withheld; provided that the Indemnitee shall have no obligation to consent to any settlement of any such action or claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor, and the Indemnitee shall have no right to withhold its consent to any settlement of any such action or claim if the settlement involves only the payment of money by the Indemnitor or its insurer.

         12.4 Insurance. Each party shall maintain insurance (either through purchase of a policy from a nationally recognized third party insurer or through maintenance of a self-insurance program) against such risks and upon such terms (including coverages, deductible limits and self-insured retentions) as is customary for the activities to be conducted by such party under this Agreement and is appropriate to cover its indemnification obligations hereunder.

         12.5 Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER LIKE DAMAGES, OR FOR ANY LOSS OF PROFITS, LOSS OF REVENUE, LOSS RESULTING FROM INTERRUPTION OF BUSINESS OR LOSS OF USE OR DATA , EVEN IF SUCH PARTY, OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OF ANY KIND, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY, ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ITS IMPLEMENTATION. FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION 12.5 SHALL BE INTERPRETED TO LIMIT THE INDEMNIFICATION OBLIGATION OF EITHER PARTY IN CONNECTION WITH A PRODUCT LIABILITY CLAIM WITH RESPECT TO THE CHARACTERIZATION OF DAMAGES OR LOSSES CLAIMED BY A THIRD PARTY AS BEING INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER LIKE DAMAGES OR LOSSES.

13.      Representations and Warranties.

         13.1 Mutual. Each party represents and warrants to the other party that:

                  a. the execution, delivery and performance of this Agreement by such party does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which such party is a party; and

                  b. the execution, delivery and performance of this Agreement by such party does not require the consent of any Person or the authorization of (by notice or otherwise) any Governmental or Regulatory Authority.

         13.2 Santarus. Santarus represents and warrants to Co-Promotion Partner that (i) to the best of its knowledge, based on the knowledge of Santarus' personnel responsible for development of the Product(s), the data regarding the efficacy and safety of the Product(s) that is contained in Santarus' NDA and other regulatory filings submitted to the FDA in support of marketing approval of the Product(s) is complete and accurate in all materials respects, does not contain any misstatement of a material fact related to safety or efficacy nor omit to state any material fact in Santarus' possession related to safety or efficacy; (ii) as of the Effective Date, it has received no notice from a third party claiming any ownership interest in the patent rights covering the Product(s) (other than the ownership interest of the University of Missouri); (iii) as of the Effective Date, it is unaware of any third-party infringement of the Product(s) which would have a material adverse effect on the rights granted to Co-Promotion Partner hereunder; and (iv) the Product(s)' label and labeling and the related written sales, advertising, marketing, promotional and training materials provided to Co-Promotion Partner by Santarus shall comply with all applicable laws, rules and regulations.

         13.3 No Other Representation or Warranty. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 13, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING A WARRANTY AS TO THE QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PRODUCT ARE HEREBY EXCLUDED.

         14. Notices. Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by nationally recognized overnight courier or confirmed facsimile transmission to a party (followed by hard copy by mail) or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other in accordance with this
Section 14:

         If to Santarus:

         Santarus, Inc.
         10590 West Ocean Drive
         Suite 200
         San Diego, CA 92130
         Attn: President and CEO
         Facsimile: (858) 314-5703

         with a copy to:

         Santarus, Inc.
         10590 West Ocean Drive
         Suite 200
         San Diego, CA 92130
         Attn: Legal Affairs Department
         Facsimile: (858) 314-5702

         If to Co-Promotion Partner:

         Otsuka America Pharmaceutical, Inc.
         2440 Research Blvd.
         Rockville, Maryland 20850
         Attn: Chairman and CEO

         Facsimile: (301) 212-8688

         with a copy to:

         Otsuka America Pharmaceutical, Inc.
         2440 Research Blvd.
         Rockville, Maryland 20850
         Attn: General Counsel, Legal Affairs Department
         Facsimile: (301) 212-8643

         Any such notice or other document shall be deemed to have been received by the addressee simultaneously with the transmission or delivery thereof.

15.      Miscellaneous Provisions.

         15.1 Dispute Resolution. The parties recognize that disputes as to certain matters may from time to time arise during the Term that relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the parties agree to follow the procedures set forth in this Section 15.1 if and when a dispute arises under this Agreement, other than a dispute regarding payments due under this Agreement. Unless otherwise specifically recited in this Agreement, any disputes between the parties under this Agreement shall be referred to the Chief Executive Officers of Santarus and Co-Promotion Partner for attempted good faith resolution by negotiations within [***] days after such referral. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such [***] day period, the parties shall be free to pursue any legal remedies available to them.

         15.2 Assignment. Neither party shall assign or otherwise transfer its rights or obligations under this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; provided that Santarus may, without the prior written consent of Co-Promotion Partner, assign all or any portion of its rights and obligations hereunder without the prior consent of Co-Promotion Partner to an Affiliate or to the transferee or successor of its assets or securities in the event of either (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Santarus' outstanding securities are transferred to a Person or Persons different from the Persons holding those securities immediately prior to such transaction or (b) the sale, transfer or other disposition of all or substantially all of Santarus' assets; provided further that in the case of an assignment to an Affiliate, Santarus shall remain responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         15.3 Governing Law. This Agreement shall be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

         15.4 Non-Waiver. The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term or right, and shall in no way affect that party's right later to enforce or exercise such term or right.

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         15.5 Entire Agreement. This Agreement, including exhibits and schedules attached hereto, and any and all documents or agreements referenced herein contain all of the terms agreed to by the parties regarding the subject matter of this Agreement and shall supersede any prior oral or written agreements, understandings or arrangements between them, including without limitation that certain Mutual Confidentiality Agreement dated [***] between Santarus and Co-Promotion Partner. This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Agreement.

         15.6 Severability. In the event that any provision (or portion thereof) of this Agreement is held to be invalid, illegal or unenforceable by a court of competent jurisdiction or a Governmental or Regulatory Authority, such provision (or portion of provision) shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable and the validity, legality and enforceability of the enforceable portion of any such provision and the remaining provisions shall not be adversely affected thereby.

         15.7 Relationship of the Parties. The parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency or principal and agent. Neither party is the agent of the other, and neither party may hold itself out as such to any other Person. All financial obligations associated with each party's business shall be the sole responsibility of such party.

         15.8 No Implied Licenses. Each of the parties hereby acknowledges and agrees that, except as otherwise explicitly provided in this Agreement, such party shall not by entering into this Agreement have, assert or acquire any right, title or interest in or to any intellectual property or other proprietary rights of the other party.

         15.9 Public Announcements. The form and content of any public announcement to be made by one party regarding the execution or existence of this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NYSE, or any other stock exchange or NASDAQ), in which case the other party shall give the other party reasonable advance notice and review of any such disclosure. Following the dissemination of such initial public announcement, neither party (nor any of their respective direct or indirect, majority-owned subsidiaries) shall issue any press release or make any public announcement with respect to this Agreement and the transactions contemplated hereby without prior consultation with the other party, except as may be required by applicable law upon the advice of counsel. Each party shall use its Commercially Reasonable Efforts to provide the other party with a reasonable opportunity to first review the release or other public announcement.

         15.10 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         15.11 Force Majeure. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control including, without limitation, any act of God, civil disorder or commotion, act of aggression, fire, explosion, flood, drought, war, sabotage, embargo, utility failure, material shortage, labor disturbance, national health emergency, or appropriation of property. A party whose performance is affected by a force majeure event shall take prompt action using its Commercially Reasonable Efforts to remedy the effects of the force majeure event.

         15.12    Interpretation. The parties hereto acknowledge and agree that:
(a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its preparation; and
(b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party, regardless of which party was generally responsible for the preparation or drafting of this Agreement.

         15.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.14 Finance Matters. Co-Promotion Partner agrees to reasonably cooperate with Santarus in order to enable Santarus to satisfy its obligations under Section 404 of the Sarbanes-Oxley Act of 2002, as may be amended, with respect to Co-Promotion Partner's activities hereunder. [***]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         IN WITNESS WHEREOF, the parties have duly executed this Co-Promotion Agreement as of the first date written above.

         SANTARUS, INC.

         By:    /s/ Gerald T. Proehl
               -------------------------------------------
         Name:  Gerald T. Proehl
         Title: President and Chief Executive Officer

         OTSUKA AMERICA PHARMACEUTICAL, INC.

         By:    /s/ Hiromi Yoshikawa
               ------------------------------------------
         Name:  Hiromi Yoshikawa
         Title: Chairman and Chief Executive Officer

                   [SIGNATURE PAGE TO CO-PROMOTION AGREEMENT]

                                  SCHEDULE 3.2

         As described in Section 3.2 of the Co-Promotion Agreement, Santarus will provide an initial projection of its Net Sales for an applicable period (the "Projection Period") by [***].

         The specific forecast methodology to be used for the Projection Period ending [***] is attached hereto as Exhibit A (the "Initial Curve").

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            EXHIBIT A TO SCHEDULE 3.2

                                      [***]

      *** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.